UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 14, 2008 (May 12, 2008)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 200, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01      Entry into a Material Definitive Agreement.

On May 12, 2008, Brookdale Senior Living Inc. (the “Company”) entered into a Second Amendment (the “Second Amendment”) to the Amended and Restated Credit Agreement, dated as of November 15, 2006, among the Company, the several lenders from time to time parties thereto, Lehman Brothers Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, Goldman Sachs Credit Partners L.P., LaSalle Bank National Association and Banc of America Securities LLC, as co-arrangers, LaSalle Bank National Association and Bank of America, N.A., as co-syndication agents, Goldman Sachs Credit Partners L.P. and Citicorp North America, Inc., as co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent (as amended, the “Credit Agreement”).

The Second Amendment amended the Credit Agreement to permit the Company to repurchase up to $150 million of its common stock from time to time, to reduce the revolving loan commitment from $320 million to $270 million effective as of the date of the Second Amendment, to provide that the line of credit will bear interest at the base rate plus 3.0% or LIBOR plus 4.0%, at the Company’s election, and to revise certain financial covenants.  In addition, pursuant to the terms of the Second Amendment, the revolving loan commitments will be further reduced on the last day of each fiscal quarter (determined on a cumulative basis as of such date) by the greater of the following amounts (if positive):  (a) 50% of the amount equal to the aggregate net proceeds to the Company from refinancings minus $50 million; and (b) the aggregate amount of share repurchases by the Company minus $50 million, provided that the revolving loan commitments shall be further reduced, if applicable, to $245 million on December 31, 2008 and $220 million on March 31, 2009.

In connection with entering into the Second Amendment, the Company elected its two (2) options to extend the maturity of the credit facility.  The credit facility will now mature on May 15, 2009.

In connection with entering into the Second Amendment, the Company paid the lenders an amendment fee of 0.50%, and an extension fee of 0.375%, of the total commitments outstanding as of May 12, 2008.

The foregoing summary of certain provisions of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Section 2 — Financial Information

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Second Amendment, as set forth in Item 1.01 of this report, is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

10.1
Second Amendment, dated as of May 12, 2008, to the Amended and Restated Credit Agreement, dated as of November 15, 2006, among Brookdale Senior Living Inc., the several lenders from time to time parties thereto, Lehman Brothers Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, Goldman Sachs Credit Partners L.P., LaSalle Bank National Association and Banc of America Securities LLC, as co-arrangers, LaSalle Bank National Association and Bank of America, N.A., as co-syndication agents, Goldman Sachs Credit Partners L.P. and Citicorp North America, Inc., as co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	May 14, 2008	By:	/s/ T. Andrew Smith
		Name:	T. Andrew Smith
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1
Second Amendment, dated as of May 12, 2008, to the Amended and Restated Credit Agreement, dated as of November 15, 2006, among Brookdale Senior Living Inc., the several lenders from time to time parties thereto, Lehman Brothers Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, Goldman Sachs Credit Partners L.P., LaSalle Bank National Association and Banc of America Securities LLC, as co-arrangers, LaSalle Bank National Association and Bank of America, N.A., as co-syndication agents, Goldman Sachs Credit Partners L.P. and Citicorp North America, Inc., as co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent.